FINANCIAL INSTITUTION SALES CONTRACT
                        FOR THE PHOENIX FAMILY OF FUNDS

Between:                                          and

PHOENIX EQUITY PLANNING CORPORATION
Distributor of: The Phoenix Family of Funds
100 Bright Meadow Blvd.
P.O. Box 2200
Enfield, CT 06083-2200

As distributor of The Phoenix Family of Funds (the "Funds"), we agree that you may make available to your customers, under an agency relationship with your customers, shares of beneficial interest issued by the Funds (the "Shares"), subject to any limitation imposed by the Funds and to confirmation by us of each transaction. By your acceptance hereof, you agree to all of the following terms and conditions:

I. Offering Prices and Fees

The public offering price at which you may make Shares available to your customers is the net asset value thereof, as computed from time to time, plus any applicable sales charge described in the then current prospectus of the applicable Fund. In the case of purchases by you, as agent for your customers, of shares sold with a sales charge, you will receive an agency fee consisting of a portion of the public offering price, determined on the same basis as the "dealer discount" described in the then current Prospectus of the Funds, and such other compensation to dealers as may be described therein, which shall be payable to you at the same time and on the same basis as the same is paid to such dealers, consistent with applicable law, rules and regulations. In determining the amount of any agency fee payable to you hereunder, we reserve the right to revise the agency fee referred to herein upon written notice to you. We will furnish you upon request with the public offering prices for the Shares and you agree to quote such prices in connection with any Shares made available by you as agent for your customers. Each purchase of Shares by your customers is made subject to confirmation by us at the public offering price next computed after receipt of the order. There is no sales charge or agency fee to you on the reinvestment of dividends and distributions.

II. Manner of Making Shares Available for Purchase

We will, upon request, deliver to you a copy of each Fund's then current Prospectus and will provide you with such number of copies of each Fund's current Prospectus, Statement of Additional Information and shareholder reports and of supplementary sales materials prepared by us, as you may reasonably request. It shall be your obligation to ensure that all such information and materials are distributed to your customers who own Shares in accordance with securities and/or banking law and regulations and any other applicable regulations. Neither you nor any other person is authorized to give any information or make any representations other than those contained in such prospectuses, Statements of Additional Information and shareholder reports or in such supplemental sales materials. You shall not furnish or cause to be furnished to any person, display or publish any information or materials relating to any Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or similar material), except such information and materials as may be furnished to you by us or the Fund, and such other information and materials as may be approved in writing by us. We reserve the right to reject any purchases for any accounts which we reasonably determine are not made in accordance with the terms of the applicable Fund Prospectus and the provisions of this Agreement.

You hereby agree:

(i) to not purchase any Shares as agent for any customer, unless you deliver or cause to be delivered to such customer, at or prior to the time of such purchase, a copy of the then-current Prospectus of the applicable Fund unless such customer has acknowledged receipt of the Prospectus of such Fund. You hereby represent that you understand your obligation to deliver a prospectus to customers who purchase Shares pursuant to federal securities laws and you have taken all necessary steps to comply with such prospectus delivery requirements;



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(ii)      to transmit to us promptly upon receipt any and all orders received by you, it being understood that no conditional orders will be accepted;

(iii) to obtain from each customer for whom you act as agent for the purchase of Shares any taxpayer identification number certification and backup withholding information required under the Internal Revenue Code, as amended from time to time (the "Code"), and the regulations set forth thereunder, or other sections of the Code which may become applicable and to provide us or our designee with timely written notice of any failure to obtain such taxpayer identification number certification or information in order to enable the implementation of any required backup withholding in accordance with the Code and the regulations thereunder;

(iv) to pay to us the offering price, less any agency fee to which you are entitled, within five (5) business days of our confirmation of your customer's order, or such shorter time as may be required by law. You may, subject to our approval, remit the total public offering price to us, and we will return to you your agency fee. If such payment is not received within said time period, we reserve the right, without prior notice, to cancel the sale, or at our option to return the Shares to the issuer for redemption or repurchase. In the latter case, we shall have the right to hold you responsible for any loss resulting to us. Should payment be made by local bank check, liquidation of Shares may be delayed pending clearance of your check; and

(v) to offer and sell Shares, and execute telephone transactions only in accordance with the terms and conditions of the then current prospectuses of the relevant Funds and to make no representations not contained in any such prospectus or in any authorized supplemental material supplied to you. In addition, in consideration for the extension of the right to exercise telephone transaction privileges, you acknowledge that neither the Funds nor the Transfer Agent nor Equity Planning will be liable for any loss, injury or damage incurred as a result of acting upon, nor will they be responsible for the authenticity of, any telephone instructions, and you agree to indemnify and hold harmless the Funds, Equity Planning and the Transfer Agent against any loss, injury or damage resulting from any unauthorized telephone transaction instruction from you or your representatives. (Telephone instructions will be recorded on tape).

Unless otherwise mutually agreed in writing or except as provided below, each transaction placed by you shall be promptly confirmed by us in writing to you, and shall be confirmed to the customer promptly upon receipt by us of instructions from you as to such customer. In the case of a purchase order by customer's application, each transaction shall be promptly confirmed in writing directly to the customer and a copy of each confirmation shall be sent simultaneously to you. You understand that in the case of an Omnibus Account we shall send a confirmation to you as the shareholder of record only. We reserve the right, at our discretion and without notice, to suspend the sale of Shares or withdraw entirely the sale of Shares of any or all of the Funds. All orders are subject to acceptance or rejection by us in our sole discretion, and by the Funds in their sole discretion. The procedure stated herein relating to the pricing and handling of orders shall be subject to instructions which we may forward to you from time to time.


III. Compliance With Law

You hereby represent that you are either (1) a "bank" as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and at the time of each transaction in shares of the Funds, are not required to register as a broker-dealer under the Exchange Act or regulations thereunder; or
(2) registered as a broker-dealer under the Exchange Act, a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and affiliated with a bank.

(i) If you are a bank, not required to register as a broker-dealer under the Exchange Act, you further represent and warrant to us that with respect to any sales in the United States, you will use your best efforts to ensure that any purchase of Shares by your customers constitutes a suitable investment for such customers. You shall not effect any transaction in, or induce any purchase or sale of, any Shares by means of any manipulative deceptive or other fraudulent device or contrivance and shall otherwise deal equitable and fairly with your customers with respect to transactions in Shares of a Fund.


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(ii)      If you are a NASD member broker-dealer affiliated with a bank and registered under the Exchange Act, you further represent and warrant to us that with respect to any sales in the United States, you agree to abide by all of the applicable laws, rules and regulations including applicable provisions of the Securities Act of 1933 as amended, and the applicable rules and regulations of the NASD, including, without limitation, its Rules of Fair Practice, and the applicable rules and regulations of any jurisdiction in which you make Shares available for sale to your customers. You agree not to make available for sale to your customers the Shares in any jurisdiction in which the Shares are not qualified for sale or in which you are not qualified as a broker-dealer. We shall have no obligation or responsibility as to your right to make Shares of any Fund available to your customers in any jurisdiction. You agree to notify us immediately in the event of (a) your expulsion or suspension from the NASD or your becoming subject to any enforcement action by the Securities and Exchange Commission, NASD, or any other self-regulatory organization, or (b) your violation of any applicable federal or state law, rule or regulation including, but not limited to, those of the SEC, NASD, or other self-regulatory organization, arising out of or in connection with this Agreement, or which may otherwise affect in any material way your ability to act in accordance with the terms of this Agreement.

You shall not make Shares of any Fund available to your customers, including your fiduciary customers, except in compliance with all federal and state laws and rules and regulations of regulatory agencies or authorities applicable to you, or any of your affiliates engaging in such activity, which may affect your business practices. You confirm that you are not in violation of any banking law or regulations to which you are subject. You agree to hold us and the Funds harmless and indemnify us in the event that you or any of your representatives should violate any law, rule or regulation or any provisions of this Agreement. In the event that we determine to refund any amounts paid by a customer in connection with any such violation on your part, you shall forfeit the right to the amount of any agency fee allowed by us with respect to the transaction for which the refund is made. All expenses which you incur in connection with your activities under this Agreement shall be borne by you.

IV. Relationship With Customer

With respect to any and all transactions in the Shares of any Fund pursuant to this Agreement, it is understood and agreed in each case that: (i) you shall be acting solely as agent for the account of your customer; (ii) each transaction shall be initiated solely upon the order of your customer; (iii) we shall execute transactions only upon receiving instructions from you acting as agent for your customer or upon receiving instructions directly from your customer;
(iv) as between you and your customer, your customer will have full beneficial ownership of all Shares; and (v) each transaction shall be for the account of your customer and not for your account.

Subject to the foregoing, however, you may maintain record ownership of such customers' Shares in an "Omnibus Account" or an account registered in your name or the name of your nominee, for the benefit of such customers. You understand that such Shares must be held in a separate account for each shareholder of such Funds. You represent and warrant to us that you will have full right, power and authority to effect transactions (including, without limitation, any purchases and redemptions) in Shares on behalf of all customer accounts provided by you.

V. Relationship With Financial Institutions

Your obligations to us under this Agreement are subject to all the provisions of the respective distribution agreements entered into between us and each of the Funds. You understand and agree that in performing your services under this Agreement you are acting in the capacity of an independent contractor, and we are in no way responsible for the manner of your performance or for any of your acts or omissions in connection therewith. It is further understood that neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. In making available Shares of the Funds under this Agreement, nothing herein shall be construed to constitute you or any of your agents, employees or representatives as our agent or employee, or as an agent or employee of the Funds, and you shall not make any representations to the contrary. As distributor of the Funds, we shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the distribution of the Shares. We shall not be under any obligation to you, except for obligations expressly assumed by us in this Agreement.




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VI. Termination

Either party hereto may terminate this Agreement, without cause, upon ten days' written notice to the other party. We may terminate this Agreement for cause upon the violation by you of any of the provisions hereof, such termination to become effective on the date such notice of termination is mailed to you. If you are registered as a broker-dealer and affiliated with a bank, this Agreement shall terminate automatically if either Party ceases to be a member of the NASD.

VII. Assignability

This Agreement is not assignable or transferable, except that we may assign or transfer this Agreement to any successor distributor of the Funds.

VIII. Miscellaneous

(i) All communications mailed to us should be sent to the above address. Any notice to you shall be duly given if mailed or delivered to you at the address specified by you below.

(ii) This Agreement constitutes the entire agreement and understanding between the parties and supersedes any and all prior agreements between the parties.

(iii) This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Connecticut.



                                   Very truly yours,

                                   PHOENIX EQUITY PLANNING CORPORATION

                                   By _________________________________________
                                   Authorized Signature

                                   ____________________________________________
                                   Name and Title

We accept and agree to the foregoing Agreement as of the date set forth below

Financial Institution: __________________________________


                                   By _________________________________________
                                   Authorized Signature, Title

                                   ____________________________________________

                                   ____________________________________________
                                   Address

                                   (NASD CRD # if applicable _________________ )

                                   Date: ______________________________________

Please return the signed copy of this Sales Contract to Phoenix Equity Planning Corporation at the above address.